UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Kimberly-Clark Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Vote by Internet
●	Go to www.envisionreports.com/kmb
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website

Annual Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Kimberly-Clark Annual Stockholder Meeting to be Held on April 20, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholder meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual stockholder meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at:

www.envisionreports.com/kmb

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1:	Go to www.envisionreports.com/kmb to view the materials.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 9, 2017 to facilitate timely delivery.

Annual Stockholder Meeting Notice
Kimberly-Clark's Annual Stockholder Meeting will be held on Thursday, April 20, 2017 at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas, at 9:30 a.m., Central Time.

Proposals to be voted on at the meeting are listed below along with the recommendations of the Board of Directors.

Election of Directors - The Board of Directors recommends a vote FOR the listed nominees (terms to expire at 2018 Annual Stockholder Meeting).
1.	Nominees
		John F. Bergstrom	James M. Jenness
		Abelardo E. Bru	Nancy J. Karch
		Robert W. Decherd	Christa S. Quarles
		Thomas J. Falk	Ian C. Read
		Fabian T. Garcia	Marc J. Shapiro
		Michael D. Hsu	Michael D. White
Mae C. Jemison, M.D.

The Board of Directors recommends a vote FOR Proposals 2 and 3 and a vote for 1 YEAR on Proposal 4.
2.	Ratification of Auditors
3.	Advisory Vote to Approve Named Executive Officer Compensation
4.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Kimberly-Clark Annual Stockholder Meeting

From DFW Airport:

Exit DFW Airport following the signs to Highway 114 East (North Airport Exit). Coming out of the airport, take Highway 114 East. Take the MacArthur Boulevard exit. Turn right onto MacArthur and proceed approximately 2 miles. The Four Seasons Resort and Club is located on the left.

From Love Field Airport:

Exit Love Field on Cedar Springs. Turn right on Mockingbird at the stoplight. Travel 2.2 miles on Mockingbird (go under I-35E bridge) and turn right on Highway 183 West. Highway 183 divides into 183 West and 114 West. Take the 114 West/Grapevine exit. Travel on 114 West and take the MacArthur Boulevard exit. Turn left onto MacArthur and proceed approximately 2 miles. The Four Seasons Resort and Club is located on the left.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet - Go to www.envisionreports.com/kmb. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone - Call us free of charge at 1-866-641-4276 and follow the instructions to log in so you can order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email - Send email to investorvote@computershare.com with “Proxy Materials Kimberly-Clark” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 9, 2017.